SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 3, 2011

SINO-GLOBAL SHIPPING AMERICA, LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-56 39th Avenue, Room #305
Flushing, New York 11354
(Address of principal executive offices and zip code)

(718) 888-1814
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Item 5.02(c)

On October 3, 2011, Sino-Global Shipping America, Ltd. announced that Mr. Zhi Kang Huang as Chief Operating Officer, effective September 26, 2011.  Mr. Huang has consented to serve in this new position. There are no family relationships between Mr. Huang and any director, officer or nominee of the Company, and Mr. Huang’s appointment as Chief Operating Officer does not give rise to any related party transactions that require disclosure under Item 404(a) of Regulation S-K.

Mr. Huang has served Sino-Global since 2002.  From 1999 to 2001, Mr. Huang served in various roles with Sinoagent.  He has been in charge of the Company’s overseas business since July 2008, and the Company expects to enhance its overseas sales through his efforts.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release dated September 30, 2011 titled “Sino-Global Announces Appointment of New Chief Operating Officer.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Cao Lei
Cao Lei
Chief Executive Officer

Dated:    October 4, 2011